SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A
(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TRANSCANADA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

450 – 1st Street S.W.
Calgary, Alberta, T2P 5H1, Canada
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights under Shareholder Rights Plan	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [   ]

Securities Act registration statement file number to which this form relates:  Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered

This amendment amends the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission (the "SEC") on May 13, 2003 and amended on June 6, 2007, as it relates to the Shareholder Rights Plan by and between the Registrant and Computershare Trust Company of Canada (the “Rights Agent”).

The Registrant and the Rights Agent have executed an Amended and Restated Shareholder Rights Plan Agreement dated as of April 26, 2013 (the “Rights Plan”) which was filed by the Registrant with the SEC on April 29, 2013 under cover of a Form 6-K.

A description of the Rights Plan is included under the subheading “Shareholder Rights Plan” in the Management Information Circular of the Registrant dated February 11, 2013, which was filed by the Registrant with the SEC on February 27, 2013 under cover of a Form 6-K.  Such description is hereby incorporated by reference.  The description of the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Plan, which is incorporated by reference as Exhibit 4.1 hereto.

Item 2.  Exhibits

A list of exhibits filed herewith or incorporated herein by reference is set forth on the Index to Exhibits which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  May 13, 2013

TRANSCANADA CORPORATION
By:	/s/ Joel E. Hunter
Name:	Joel E. Hunter
Title:	Vice-President, Finance

By:	/s/ Christine R. Johnston
Name:	Christine R. Johnston
Title:	Vice-President and Corporate Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

4.1
Amended and Restated Shareholder Rights Plan Agreement, dated as of April 26, 2013, by and between the Registrant and Computershare Trust Company of Canada, including the form of rights certificate (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed on April 29, 2013).